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                                                                 EXHIBIT 10.3
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                              MANAGEMENT AGREEMENT


THIS AGREEMENT is entered into as of the 1st of April, 1998, by and among Nesco, Inc., a Delaware corporation, hereinafter referred to as "Nesco", and Paragon Corporate Holdings Inc., a Delaware corporation, hereinafter referred to as the "Company", in order to set forth the express terms of their relationship.

        WHEREAS, Nesco has provided general management oversight services to the Company since the beginning of 1997, and Nesco officers and other personnel (the "Executives") provide similar services to other affiliates of the Company that are diversified in many businesses in the United Sates and throughout the world,

        WHEREAS, the Company is in need of such services as provided by Nesco and can benefit therefrom, and

        WHEREAS, this Agreement will inure to the benefit of the Company due to the additional advisory services that can be provided to the Company;

        NOW, THEREFORE, in exchange for the mutual promises herein recited and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Nesco and the Company agree as follows:

1. Nesco, through its Executives, will provide general management oversight services on a regular basis to the Company relating to business activities involving financial results, legal issues, and long-term planning involving current operations and acquisitions. Business development planning include Nesco assistance to identify and acquire acquisition candidates, including preliminary negotiations and contractual preparations for such activities. Nesco has assisted and will continue to assist the Company's efforts relating to banking relationships of the Company for cash operation needs, acquisitions, and other cash requirements, and will also monitor excess cash investments for the Company through professional money management accounts.

2. In payment for these services, the Company will pay to Nesco a management fee equal to 5% of the Company's EBITDA (as defined in the offering memorandum for the Company's Senior Notes) calculated on an annual basis. This fee shall be payable monthly.

3. It is understood and agreed that the Company will directly employ independent auditors, legal counsel, and other consulting services, such as advertising, both in the United States and its foreign operations. Such services will be paid directly by the Company.

4. This Agreement and the fees to be paid hereunder shall be modified and limited to the extent necessary from time to time to maintain the Company's compliance with any specific restriction imposed by a lending institution or indentures relating to outstanding indebtedness to the Company, including the indenture governing the Company's Senior Notes due 2008, entered into on April 1, 1998. In such event the Company shall pay a management fee to Nesco in an amount that will not violate the specific lending restriction.
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        Any amount of management fee not timely paid due to the limitation stated herein shall be accrued until such time as the restriction may be removed and the accrued amount paid or as otherwise agreed by Nesco and the Company.

5. This Agreement shall continue for an indefinite period, unless one party notifies the other of its intent to terminate this Agreement upon not less than 60 days written notice prior to the annual anniversary date of the execution of this Agreement.

6. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof; all previous understandings and negotiations concerning this subject matter are merged into this Agreement and there are not understandings or agreements between the parties hereto other than those set forth in this Agreement. In the event the parties hereafter reach mutual agreement as to additional terms, the performance of the parties shall be evidence of the terms of such mutual agreement, however, the parties will maintain a written record of the specific terms constituting amendments hereto.

7. The Company does hereby indemnify, defend, and hold Nesco, its directors and officers, harmless from any claim of liability asserted by it or by any third party, arising from the services rendered by Nesco hereunder, except only in the case of gross negligence or willful misconduct solely attributable to Nesco. Nesco's liability for damage shall be limited to the total amount of management fees paid to Nesco during the preceding 12 month period. In no event shall Nesco be liable to the Company or any third party for incidental, consequential, exemplary, punitive, or special damages of any kind whatsoever. The Company, at its expense, will maintain Directors and Officers Liability insurance in substantially its current form, with Nesco named as an "additional named insured", for all periods during which this Agreement is in effect and for 5 years after termination of this Agreement.

8. This Agreement has been executed and shall be construed in accordance with and governed by the laws of the State of Ohio.

        IN WITNESS WHEREOF, the parties hereunto have affixed or caused to be affixed their respective signatures on the date aforesaid.


NESCO, INC.                          PARAGON CORPORATE HOLDINGS INC.

By: /s/ Ralph L. Nehrig                By: /s/ Gerald J. McConnell
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Its: Vice President                    Its: President & CEO
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